Exhibit 10.28

DERIVATIVES MANAGEMENT SERVICES AGREEMENT

AMONG

GE LIFE AND ANNUITY ASSURANCE COMPANY,

FEDERAL HOME LIFE INSURANCE COMPANY,

FIRST COLONY LIFE INSURANCE COMPANY,

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY,

AND

GENWORTH FINANCIAL, INC.

AND

GNA CORPORATION

AND

GENERAL ELECTRIC CAPITAL CORPORATION

DATED AS OF MAY 24, 2004

THIS DERIVATIVES MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is made and entered into as of the 24th day of May, 2004 (the “Effective Date”), by and among GE LIFE AND ANNUITY ASSURANCE COMPANY, an insurance company domiciled in the Commonwealth of Virginia (“GELAAC”), FEDERAL HOME LIFE INSURANCE COMPANY, an insurance company domiciled in the Commonwealth of Virginia (“FHL”), FIRST COLONY LIFE INSURANCE COMPANY, an insurance company domiciled in the Commonwealth of Virginia (“FCL”), GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY, an insurance company domiciled in the State of Delaware (“GECA”; GECA, GELAAC, FHL and FCL are individually a “Client” and collectively, the “Clients”), Genworth Financial, Inc., a Delaware corporation (“GENWORTH”), GNA CORPORATION, a Washington corporation (“GNA”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”).

RECITALS

WHEREAS, the Clients are subsidiaries of GENWORTH, and the Clients and GENWORTH are all majority-owned subsidiaries of GECC; and

WHEREAS, each Client, from time to time, has desired and may in the future desire to hedge certain risks, including but not limited to interest rate risk, associated with its assets through the use of instruments commonly referred to as derivatives; and

WHEREAS, resolutions adopted by the GECC Board and related policy statements require that GECC’s Treasury Operation (“GECC Treasury”) executes, manages and administers all derivative transactions on behalf of GECC and its subsidiaries; and

WHEREAS, GNA performs certain investment management services for the Clients, including oversight of derivatives transactions; and

WHEREAS, GECC Treasury may from time to time, at the request of GNA, appoint certain individuals at GNA as representatives of GECC Treasury with limited authority to execute, manage and administer certain derivative transactions on behalf of the Clients; and

WHEREAS, each of the Clients has or shall enter into ISDA Master Agreements together with related schedules and confirmations (the “Contracts”) with various unaffiliated counterparties (individually, a “Counterparty” and collectively, the “Counterparties”); and

WHEREAS, each of the Clients, GENWORTH, GECC and GNA desire to enter into this Agreement to set forth the services that each of GENWORTH, GECC and GNA will provide to the Clients in connection with the Contracts;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Clients, GENWORTH, GECC and GNA hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

1.1                               Definitions.  The following capitalized terms, as used in this Agreement, have the following meanings:

“Affiliate” of a Person means a Person who, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

“Applicable Law” or “Applicable Laws” means any domestic or foreign federal, state or local statute, law, ordinance or code, including the insurance code of the domiciliary state of each Client (as applicable to such Client), or any rules, regulations, administrative interpretations or orders issued by any Governmental Authority, including any Insurance Authority, pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

“Board” means the Board of Directors of a Client as the same may be elected from time to time by the shareholders of such Client.

“Contracts” shall have the meaning set forth in the recitals to this Agreement.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

“GAAP” means generally accepted accounting principles in effect, from time to time, in the United States.

“Governmental Authority” means any Insurance Authority or any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any federal, national, state, municipal, county, city or other political subdivision.

“Insurance Authority” means the department, bureau, commission or other agency responsible for overseeing insurance matters within any state that a Client is authorized to do business (as applicable to such Client).

“Investment Committee” means, with respect to any Client, a committee designated by such Client’s Board to oversee such Client’s investment activities, including the execution and management of derivative transactions.

“Investment Guidelines” shall, with respect to each Client, mean the resolutions pertaining to derivatives transactions adopted by the Board of such Client.

 “Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including governmental or political subdivision or an agency or instrumentality thereof.

“Records” shall have the meaning set forth in Section 2.5.

“Representatives” means, as applicable, a Client’s or GENWORTH’s directors, officers, employees, accountants and legal and financial advisors.

“Representer” shall have the meaning set forth in Section 6.2.

“SAP” means statutory accounting procedures and principles prescribed or permitted by Applicable Law.

1.2                               Headings; Rules of Construction.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its successors and permitted assigns; and (vi) a reference in this Agreement to an article, section, annex, exhibit or schedule is to the article, section, annex, exhibit or schedule of this Agreement.

ARTICLE II

SERVICES

2.1                               Execution and Management.  As to each Client, subject to the provisions of this Section 2.1, GECC Treasury will establish and confirm the terms of derivative transactions from time to time in the name of such Client and shall execute and deliver or otherwise enter into from time to time one or more derivatives confirmations or agreements evidencing such derivative transactions on behalf of and in the name of such Client as requested by such Client.  In its performance of the foregoing obligations, GECC Treasury may appoint, from time to time, at the request of GNA, certain employees of GNA as representatives of GECC Treasury with authority to execute, manage and administer certain derivative transactions on behalf of the Clients in accordance with the terms of such appointment; provided, however, that such appointment shall be in writing and any action taken by any such GNA employee shall be in accordance with GECC’s policies with respect to derivatives transactions as in effect from time to time.

2.2                               Credit Support.  With respect to each Contract, unless otherwise agreed by GECC and the applicable client, GENWORTH will provide a guaranty in favor of the Counterparty to such Contract.

2.3                               Administrative Services.  With respect to the Contracts, GECC will provide certain administrative services, including without limitation certain legal services and paying agent services, on behalf of each Client, as set forth in the Administrative Services Agreement (in the form attached as Exhibit A hereto), dated as of the date hereof, among GECC and the Clients.  In its performance of the foregoing obligations, GECC may appoint, from time to time, certain employees of GNA as representatives of GECC Treasury with authority to execute, manage and administer certain derivative transactions on behalf of the Clients in accordance with the terms of such appointment; provided, however, that any such appointment shall be in writing and any action taken by any such GNA employee shall be in accordance with GECC’s policies with respect to derivatives transactions as in effect from time to time.

2.4                               Covenants of GECC and GNA.

(a)                                  Each of GECC and GNA shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters should use in the conduct of an enterprise of a like character and with like aims.  Further, each of GECC and GNA shall use the same skill and care in the management of each Client’s derivative transactions and in its other duties hereunder as it uses in the administration of other similar matters for which it has comparable responsibility.

(b)                                 In the performance of its duties and obligations to each Client under this Agreement, each of GECC and GNA shall act in conformity with (i) the Articles/Certificate of Incorporation and Bylaws of the Client, (ii) the Client’s Investment Guidelines or other written instructions of the Client’s Board, (iii) the Client’s Investment Committee or Representatives of Client, as applicable, (iv) GECC’s policies, including with respect to derivatives transactions, as in effect from time to time, and (v) all Applicable Laws.

2.5                               Recordkeeping and Reports; Review and Inspection.

(a)                                  GENWORTH, GECC and GNA shall, unless such parties agree otherwise with one or more of the Clients, maintain all records, memoranda, instructions or authorizations (collectively, “Records”) relating to the execution, management and administration of derivative transactions on behalf of each Client as required by Applicable Laws, GAAP or SAP.  Such Records will be the property of the applicable Client.  On a timely basis, GENWORTH, GECC and GNA shall make available to a Client, at its administrative offices or such other location as may be designated by such Client, copies or originals of such Records upon reasonable request and, as necessary, to comply with Applicable Laws.

(b)                                 All Records, both internal and external with third parties, to the extent within the control of GENWORTH, GECC and GNA, will clearly specify the ownership interest of the applicable Client with respect to the relevant derivative transactions.

(c)                                  Records concerning derivative transactions executed or managed on behalf of a Client that are not maintained physically on such Client’s premises or in such Client’s care, custody and control shall be subject to review and audit at any time by such Client, its Representatives, any Insurance Authority and any other Governmental Authority, or any other entity designated by such Client, and GENWORTH, GECC and GNA shall cooperate with and provide reasonable assistance to any such person, including any auditor appointed by such Client to conduct an audit of or for the Client.  Such Records shall be maintained for the time periods and in a format required by Applicable Law.  GENWORTH, GECC and GNA shall notify the applicable Client prior to destruction of such Client’s Records (in order that such Client may request transfer of such Records to such Client as an alternative to destruction); provided that GENWORTH, GECC and GNA may not, in any event, destroy such Records prior to expiration of all applicable statutes of limitation.

(d)                                 GENWORTH, GECC and GNA shall provide to each Client such other documents and information pertaining to this Agreement and the derivative transactions executed or managed on behalf of such Client at such times as such Client may reasonably request including, but not limited to, information required to prepare reports to any Insurance Authority or any other entity designated by such Client or as may be required to comply with GAAP, SAP or Applicable Law.

(e)                                  GENWORTH, GECC and GNA will fully cooperate with each Client with respect to unsettled or unreconciled transactions and daily transmission of trading activity.

2.6                               Information Furnished to GENWORTH, GECC or GNA.  Each Client shall furnish to GENWORTH, GECC or GNA in a timely manner any information that GENWORTH, GECC or GNA may reasonably request with respect to the services performed under this Agreement for such Client.  In determining the requirements of Applicable Laws with respect to a Client, GENWORTH, GECC and GNA may rely on an interpretation of law by legal counsel to such Client.  In determining the requirements of applicable accounting rules with respect to a Client, GENWORTH, GECC and GNA may rely on an interpretation of such rules by accountants for such Client.

ARTICLE III

TERM AND TERMINATION

3.1                               This Agreement shall continue in effect for an initial term beginning on the Effective Date and ending December 31, 2004.  Unless earlier terminated, this Agreement shall automatically renew on January 1, 2005 and on each January 1 thereafter for successive periods of one (1) year.  This Agreement may be terminated (i) at any time during the initial term or any renewal term by GENWORTH, GECC or any Client (but only with respect to such Client’s participation in the Agreement) without payment of any penalty upon sixty (60) days prior written notice to the other parties (which notice shall specify the effective date of termination), and (ii) immediately for cause by any Client, but only with respect to such Client’s participation in the Agreement (cause being understood as any material breach, action or omission by GENWORTH, GECC or GNA that, in the reasonable belief of such Client, is inconsistent with the terms of this Agreement).  This Agreement also shall automatically terminate in the event of its unauthorized assignment by any party or, unless otherwise agreed, if any party ceases to be a majority-owned direct or indirect subsidiary of General Electric Company.  Termination in any manner shall not affect the rights of any party, including the status of any guarantees issued pursuant to Section 2.2 of this Agreement that accrued prior to termination.

3.2                               Within sixty (60) days of the termination of this Agreement, GENWORTH, GECC and GNA shall transfer all Records of a Client to such Client or its designee.  All reasonable costs to transfer a Client’s Records shall be paid by such Client.

ARTICLE IV

COMPENSATION

Each of GENWORTH, GNA and GECC agree that if services are performed under this agreement, the parties will determine appropriate compensation at the time the services are rendered, provided, that such compensation shall be fair and reasonable.  Such agreement, however, shall not extend to reimbursement of losses, damages and other expenses contemplated under Section 7.2 and for reimbursement of out-of pocket expenses incurred on behalf of a Client.

ARTICLE V

CONFIDENTIALITY

Subject to the duty of GENWORTH, GECC, GNA or a Client to comply with Applicable Laws, each party hereto shall treat as confidential all information with respect to any other party received pursuant to this Agreement.  No party shall use or disclose another party’s confidential information except as contemplated by this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1          By Client.  Each Client represents and warrants that:

(a)                                  It is an insurance company duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power and authority (including approval from the relevant Insurance Authority, if required) to execute, deliver and perform this Agreement; and

(b)                                 This Agreement is the valid and binding obligation of the Client enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

6.2                               By GENWORTH, GECC and GNA.  Each of GENWORTH, GECC and GNA (each a “Representer”) represents and warrants with respect only to itself that:

(a)                                  It is a corporation duly organized, validly existing and in good standing under the laws of its domiciliary state, has the power and authority to execute, deliver and perform this Agreement;

(b)                                 This Agreement is the valid and binding obligation of the Representer enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies; and

(c)                                  Neither the execution and delivery nor the performance of this Agreement by the Representer will violate any law, statute, order, rule or regulation or judgment, order or decree by any federal, state, local or foreign court or governmental authority, domestic or foreign, to which the Representer is subject nor will the same constitute a breach of, or default under, provisions of any agreement or contract to which it is a party or by which it is bound.

ARTICLE VII

MISCELLANEOUS

7.1                               Limitation of Liability.  In furnishing each Client with services as provided herein, none of GENWORTH, GECC or GNA nor any officer, director or agent thereof shall be held liable to such Client, its creditors or the holders of its securities for good faith errors of judgment or for anything except willful misfeasance, bad faith or negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement.  It is further understood and agreed that GENWORTH, GECC and GNA may rely upon information furnished to it by a Client that GENWORTH, GECC or GNA (as applicable) reasonably believes to be accurate and reliable.  Certain federal laws, including federal securities laws, impose liabilities under certain circumstances on persons who act in good faith and therefore nothing contained herein shall in any way constitute a waiver or limitation of any rights that a Client may have under any such federal laws.

7.2                               Indemnification.

(a)                                Notwithstanding any limitation of liability contained in Section 7.1, GENWORTH, GECC and GNA shall indemnify and hold each Client harmless from and against any losses, damages, expenses (including reasonable attorneys’ fees), liabilities, penalties, demands and claims of any nature whatsoever with respect to or arising out of the breach or violation by GENWORTH, GECC or GNA of any agreement, covenant, representation or warranty made by GENWORTH, GECC or GNA herein.

(b)                                 Each Client shall indemnify and hold GENWORTH, GECC or GNA harmless from and against any losses, damages, expenses (including reasonable attorneys’ fees), liabilities, penalties, demands and claims of any nature whatsoever with respect to or arising out such Client’s breach or violation of any agreement, covenant, representation or warranty made by such Client herein.

7.3                               Assignment.  No assignment (by operation of law or otherwise) of this Agreement, in whole or in part, nor any of the rights, interests or obligations under this Agreement by any party shall be effective without the prior written consent of the other parties and any necessary approvals from the relevant Insurance Authority.  Subject to the provisions of this Section 7.3, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

7.4                               Independent Contractor.  GENWORTH, GNA and GECC shall be deemed to be independent contractors and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent any Client.  Each Client shall always retain the ultimate authority to make decisions regarding the execution or management of derivative transactions on its own behalf.

7.5                               Right to Contract with Third Parties.  Nothing herein shall be deemed to grant to GENWORTH, GNA or GECC an exclusive right to provide the services described herein to a Client, and each Client retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by such Client pursuant to this Agreement; provided, however, GECC Treasury shall exclusively execute all derivatives transactions of any subsidiary with which GECC has direct or indirect voting control in accordance with the GECC Derivatives Policy.

7.6                               Governing Law.  With respect to each Client, this Agreement shall be governed by the laws of the state in which such Client is domiciled, without giving effect to its conflict of laws principles.

7.7                               Notices.  Any notice under this Agreement shall be given in writing, addressed, and delivered by hand or facsimile, or mailed postpaid by U.S. Mail or overnight courier service, to the party to this Agreement entitled to receive such notice, at such party’s principal place of business as set out here:

If to GECC:

General Counsel--Treasury

General Electric Capital Corporation

201 High Ridge Road

Stamford, Connecticut 06927-9400

Facsimile:  (203) 357-3490

If to GNA:

General Counsel

GNA Corporation

6620 West Broad Street

Richmond, Virginia 23230

Facsimile:  (804) 662-2414

If to GENWORTH:

General Counsel

Genworth Financial, Inc.

6620 West Broad Street

Richmond, Virginia 23230

Facsimile:  (804) 662-2414

If to Client #1:

General Counsel

GE Life and Annuity Assurance Company

6610 West Broad Street

Richmond, Virginia 23230

Facsimile:  (804) 281-6005

If to Client #2:

General Counsel

Federal Home Life Insurance Company

700 Main Street

Lynchburg, Virginia 24504

Facsimile:  (434) 948-5819

If to Client #3:

General Counsel

First Colony Life Insurance Company

700 Main Street

Lynchburg, Virginia 24504

Facsimile:  (434) 948-5819

If to Client #4

General Counsel

General Electric Capital Assurance Company

6620 West Broad Street
Richmond, Virginia 23230

Facsimile:  (804) 662-2414

or to such other address as each party may designate in writing mailed to the other parties.  Unless otherwise permitted by the terms hereof, whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered by hand, or, if delivered by facsimile, overnight courier or mail, when received.

7.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9                               Amendments.  No term or provision of this Agreement may be modified, amended, waived, discharged or terminated except by an agreement in writing, executed by each of the parties hereto; provided that any material amendment shall be subject to the approval, if required, of the relevant Insurance Authority.  Any amendment that is applicable only to certain Clients or to a single Client need not be executed by any Client to which the amendment does not apply.

7.10                        Entire Agreement.  This Agreement supersedes any and all oral or written agreements or understandings heretofore made, and contains the entire agreement of the parties, with respect to the subject matter hereof.

7.11                        Counterparts.  This Agreement may be executed in one or more counterparts, and such counterparts together shall constitute one and the same agreement.

7.12                        Additional Parties.   Additional insurance company subsidiaries of Genworth Financial, Inc. may become party to and bound by the provisions of this Agreement subject only to executing the Adoption Agreement attached hereto as Exhibit 1 and obtaining any necessary regulatory approvals.  Each such additional insurance company becoming a party to this Agreement shall be deemed a “Client” hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ James A. Parke
Name: James A. Parke
Title: Vice Chairman and Chief Financial Officer

GENWORTH FINANCIAL, INC.

By:	/s/ Gary Prizzia
Name: Gary Prizzia
Title: Treasurer

GNA CORPORATION

By:	/s/ Gary Prizzia
Name: Gary Prizzia
Title: Treasurer

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By:	/s/ Gary Prizzia
Name: Gary Prizzia
Title: Treasurer

GE LIFE AND ANNUITY ASSURANCE COMPANY

By:	/s/ Gary Prizzia
Name: Gary Prizzia
Title: Treasurer

FEDERAL HOME LIFE INSURANCE COMPANY

By:	/s/ Gary Prizzia
Name: Gary Prizzia
Title: Treasurer

FIRST COLONY LIFE INSURANCE COMPANY

By:	/s/ Gary Prizzia
Name: Gary Prizzia
Title: Treasurer

EXHIBIT 1

ADOPTION AGREEMENT

(DERIVATIVES MANAGEMENT SERVICES AGREEMENT)

By executing this Adoption Agreement, the undersigned corporation, an insurance company subsidiary of General Electric Capital Corporation, hereby adopts and agrees to be bound by the terms and provisions of the Derivatives Management Services Agreement between General Electric Capital Corporation, Genworth Financial, Inc., GNA Corporation, General Electric Capital Assurance Company, GE Life and Annuity Assurance Company, Federal Home Life Insurance Company and First Colony Life Insurance Company dated as of                  , 2004 (the “Agreement”), as provided in Section 7.12 of the Agreement.

This Adoption Agreement shall become effective on the date executed unless otherwise noted.

[Name and Address of Corporation]

By:
Name:
Title:
Date: